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                                                                    EXHIBIT 99.5
                                REVOCABLE PROXY
                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
        BANK OF UNION FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD
                               DECEMBER 14, 1995
    The undersigned shareholder of Bank of Union (the "Bank") hereby constitutes and appoints William E. Davis, Charla L. Kurtz and David C. McGuirt, and each of them, as attorneys-in-fact and proxies, with full power of substitution to represent and vote as directed below, all shares of the common stock of the Bank held of record by the undersigned on November 8, 1995 at the Special Meeting of Shareholders of the Bank to be held on December 14, 1995 at 10:00 a.m., local time, at Rolling Hills Country Club located on Roosevelt Boulevard, Monroe,
North Carolina, and at any adjournments thereof (the "Special Meeting").

     1. PROPOSAL TO APPROVE MERGER. Proposal to approve the Agreement and Plan of Merger, dated as of September 13, 1995 (the "Agreement"), by and between the Bank and First Charter Corporation ("First Charter") and the transactions contemplated pursuant to the Agreement, which include, among other matters, (i) at the effective time, the Bank will become a wholly owned subsidiary of First Charter (the "Merger"), and (ii) each share of common stock of the Bank outstanding immediately prior to the Merger will be exchanged for common stock of First Charter pursuant to an exchange ratio set forth in the Joint Proxy Statement-Prospectus dated November 13, 1995.

         FOR [ ]                  AGAINST [ ]                 ABSTAIN [ ]
     2. OTHER BUSINESS. To vote the shares of the Bank common stock represented by this appointment of proxy upon such other matters as may properly come before the Special Meeting and any adjournments thereof in accordance with their best judgment.
PLEASE MARK, SIGN AND DATE THIS APPOINTMENT OF PROXY ON THE REVERSE SIDE AND PROMPTLY RETURN IT USING THE ENCLOSED ENVELOPE.

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                          (continued from other side)
    THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY FOR PROPOSAL 1. SHOULD OTHER MATTERS PROPERLY COME BEFORE THE SPECIAL MEETING, THE PROXIES WILL BE AUTHORIZED TO VOTE THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY IN ACCORDANCE WITH THEIR BEST JUDGMENT. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE BANK A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE SPECIAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.

                                    By signing this proxy, the undersigned
                                    hereby acknowledges receipt of the Notice of Special Meeting, dated November 13, 1995, and the accompanying Joint Proxy Statement-Prospectus of the Bank and First Charter.

                                    Dated:                                , 1995
                                    Signature of Owner of Shares
                                    Signature of Joint Owner of Shares (if any)
                                    Instruction: Please sign above EXACTLY as your name appears on this appointment of proxy. Joint owners of shares should BOTH sign. Fiduciaries or other persons signing in a representative capacity should indicate the authorized capacity in which they are signing.
IMPORTANT: TO INSURE THAT A QUORUM IS PRESENT AT THE SPECIAL MEETING, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY, YOU WILL BE ABLE TO VOTE IN PERSON AT THE SPECIAL MEETING IF YOU SO DESIRE.